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                                                                   Exhbit 10.30


                 SECOND AMENDMENT TO SENIOR MANAGEMENT AGREEMENT

         This Second Amendment to Senior Management Agreement is made as of October 15, 1997, between Principal Hospital Company, an Oregon corporation (formerly known as Brim, Inc.) (the "Company"), Richard D. Gore ("Executive"), and Golder, Thoma, Cressey, Rauner Fund IV, L.P., a Delaware limited partnership ("GTCR").

         The Company, Executive, GTCR, PHC of Delaware, Inc., a Delaware corporation (formerly known as Principal Hospital Company), and Leeway and Co. are parties to a Senior Management Agreement, dated as of December 17, 1996, amended as of July 14, 1997 (as so amended, the "Senior Management Agreement").

         Section 11(i) of the Senior Management Agreement provides that the agreement may be amended with the prior written consent of the Company, Executive and GTCR.

         The parties hereto agree as follows:

         1. Section 1(b) of the Senior Management Agreement is hereby deleted in its entirety.

         2. Section 2(a) of the Senior Management Agreement is hereby amended by deleting Section 2(a) in its entirety and replacing it with the following:

                  (a)(i) Executive received 111,266 shares of Common Stock pursuant to the Merger, and, after giving effect to the purchase of shares of Common Stock pursuant to paragraph 1(a) of this Agreement, owns an aggregate of 197,938 shares of Common Stock, of which 110,404 shares shall be "Vesting Shares" pursuant to this Agreement. In addition, a number of shares (rounded to the nearest whole number) equal to 60.7261% of any shares of Common Stock purchased pursuant to Section 6(d) of the Stockholders Agreement shall be "Vesting Shares" pursuant to this Agreement.

                  (ii) All Vesting Shares will become vested on the date of Executive's death or disability (as determined by the Board in its good faith judgment) if Executive is employed by the Company or any of its Subsidiaries at such date.

                  (iii) In the event of a Public Offering: (w) the provisions of paragraph 2(a)(iv) shall no longer be applicable; (x) 24,840 Vesting Shares shall become vested as of the date of the consummation of the initial Public Offering; (y) 26,068 Shares shall become vested on each of the first two anniversaries of the consummation of such Public


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                  Offering; and (z) 26,067 Shares shall become vested on the third anniversary of the consummation of such Public Offering, in each case if as of each such date Executive is still employed by the Company or any of its Subsidiaries.

                  (iv) Except as otherwise provided in this paragraph 2(a) or in paragraph 2(b), the Vesting Shares will become vested in accordance with the following schedule, if as of each such date Executive is still employed by the Company or any of its
                  Subsidiaries:

                                                   Cumulative
                                                  Percentage of
                                                 Vesting Shares
                     Date                           Vested
                     ----                        --------------
                  July 26, 1997                       20%
                  July 26, 1998                       40%
                  July 26, 1999                       60%
                  July 26, 2000                       80%
                  July 26, 2001                      100%


                  (v) All other shares of Executive Stock vest immediately upon receipt of such shares pursuant to the Merger or the Investment Agreement Counterpart, or upon purchase by Executive.

         3. Section 2(b) of the Senior Management Agreement is hereby amended by deleting the first sentence of Section 2(b) in its entirety and replacing it with the following:

                  If Executive ceases to be employed by the Company and its Subsidiaries on any date other than (i) an anniversary of the Public Offering prior to the third anniversary of the Public Offering or (ii) any July 26 prior to July 26, 2001 (each, a "Vesting Date"), the cumulative percentage of Vesting Shares to become vested will be determined on a pro rata basis according to the number of days elapsed since the prior Vesting Date.

         4. Section 6(b) of the Senior Management Agreement is hereby amended by deleting Section 6(b) in its entirety and replacing it with the following:

                  (b) Termination. The Employment Period will continue until Executive's resignation, disability (as determined by the Board in its good faith judgment) or death or until the Board determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company. If Executive's employment is



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                  terminated by the Company with or without cause or as a result of Executive's disability (as determined by the Board in its good faith judgment) or death, the Company shall pay to Executive (or his estate), in twenty-four equal monthly installments, an amount equal to twice Executive's Annual Base Salary; provided, that the severance payments set forth in this paragraph 6(b) shall cease and the Company shall have no further obligation hereunder upon Executive's acceptance of employment with any entity whose business is within the Company's core business of owning and operating rural hospitals.

         5. Section 8(a) of the Senior Management Agreement is hereby amended by deleting Section 8(a) in its entirety and replacing it with the following:

                  (a) Noncompetition. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's trade secrets and with other confidential information concerning the Company and that his services will be of special, unique and extraordinary value to the Company. Therefore, Executive agrees that, until the earlier of (i) the first anniversary of the end of the Employment Period and (ii) the consummation of a Sale of the Company (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for,
                  (i) any business, the operating facilities of which compete with the operating facilities of the Company or its Subsidiaries within the geographical area included in the 50-mile radius around each location where the Company or any Subsidiary owns, leases, manages or otherwise maintains an operating facility, engages in business or, on the date of Executive's termination, plans to own, lease, manage or otherwise maintain a facility or engage in business, or (ii) any business in which the Company or any of its Subsidiaries has entered into a letter of intent or is or has been within one year prior to the date of termination of Executive's employment in active negotiations relating to the acquisition of such business by the Company or its Subsidiaries.

         6. Section 9 of the Senior Management Agreement is hereby amended by deleting the definition of "Sale of the Company" and replacing it with the following:

                  "Sale of the Company" means any transaction or series of transactions pursuant to or as a result of which (a) the Investor owns less than 25% of the Common Stock or (b) any person(s) or entity(ies) (including any Affiliates of the Investor) other than the Investor in the aggregate acquire(s)
                  (i) 20% or more of the Common Stock or (ii) all or substantially all of the Company's assets determined on a



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                  consolidated basis; provided that the term "Sale of the
                  Company" shall not include an initial Public Offering.

         7. All other provisions of the Senior Management Agreement shall remain in full force and effect.

         8. All share numbers in this Second Amendment to Senior Management Agreement are on the same basis as the numbers in the Senior Management Agreement, and therefore do not give effect to the 3-for-1 stock split of the Company's Common Stock effected in May 1997 or the merger of the Company into Province Healthcare Company in October 1997.

         9. This Second Amendment to Senior Management Agreement may be executed simultaneously in two or more counterparts, any of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.



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SRMGMTA2.RDG
         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Senior Management Agreement on the date first written above.

                                    PRINCIPAL HOSPITAL COMPANY

                                    By: /s/ Martin S. Rash
                                        ---------------------------------------
                                    Its: Chief Executive Officer
                                         --------------------------------------

                                    GOLDER, THOMA, CRESSEY, RAUNER
                                    FUND IV, L.P.

                                    By: GTCR IV, L.P.,
                                        its General Partner

                                    By: Golder, Thoma, Cressey, Rauner, Inc.,
                                        its General Partner

                                    By: /s/ Joseph P. Nolan
                                        ---------------------------------------
                                    Its: Principal


                                        /s/ Richard D. Gore
                                        ---------------------------------------
                                               RICHARD D. GORE




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